[EXHIBIT 10.14]

                 MANAGEMENT CONSULTING AGREEMENT
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     MANAGEMENT CONSULTING AGREEMENT, dated as of December 31,
2002, between TATRA a.s., a corporation organized under the laws of the Czech Republic, with its registered office at Koprivnice, Stefanikova 1163, registered with the Commercial Register held by the Municipal Court in Ostrava under section B, file no. 309, IC: 45 19 34 44 (the "Company"), and TEREX CORPORATION, a Delaware corporation, with its principal place of business at 500 Post Road East, Westport, Connecticut 06880 ("Terex").

                       W I T N E S S E T H:

     WHEREAS, SDC International, Inc. ("SDC") and SDC Prague s.r.o. ("SDC Prague") are indebted to Terex pursuant to Note No. 2 and Note No. 3 issued pursuant to that certain Loan Agreement dated as of December 29, 2001; and

     WHEREAS, the Company is indebted to Terex in the principal amount of $5,000,000 pursuant to a Loan Agreement dated as of February 20, 2002 (the "Tatra Loan Agreement"); and

     WHEREAS, the Company, SDC and SDC Prague desire to avail itself of the management experience, advice and assistance of Terex and, consistent with the duty of the Board of Directors of the Company to manage the affairs and business of the Company, to retain the services of Terex to perform various managerial services in connection with the operations of the business of the Company, and Terex desires to furnish such services on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth-herein, the parties hereto hereby agree, subject to the terms and conditions hereof, as follows:

     1.    Administration and Management of the Company.
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     (a)  Subject to the terms and condition's set forth herein, the Company hereby appoints Terex, as an independent contractor and consultant, to assist in the administration and management of the day-to-day operation of the business and affairs of the Company in the ordinary course of business (the "Business"), with the objective of improving the Business, which shall, under the supervision of the Tatra Supervisory Board and Tatra Board of Directors, and subject to the satisfaction of all legal requirements, include the following:

          (i) Terminate certain existing management employment contracts and agreements between the Company and the senior management of the Company Terex shall have the right to (x) offer to reinstate and/or amend any of these contracts and agreements, (y) cause the recall and appointment of any member of Board of Directors of the Company which Terex deems necessary for the improvement of the operations of the Company including, but not limited to, the recall or resignation of Tatra's current Chairman, Mike Srkal;


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          (ii)    Consult and advise on the management of the day-
     to-day operations, properties and assets of the Company comprising the Business, including reorganizing and consolidating the Company's manufacturing facilities, rationalizing salaried and hourly workers, hiring and termination of employees, outsourcing certain components and processes as appropriate;

          (iii) Using the Company's accountants and legal counsel, and engage as necessary additional accountants, legal counsel and other professionals in connection with the Business; and

          (iv) Engaging in such other activities that are necessary or appropriate to assist the Company in conducting the Business.

     (b) All services to be furnished by Terex under this Agreement may be furnished by Fil Filipov and any other officers or employees of Terex.

     (c) Terex hereby accepts such appointment and agrees to assist in the administration and management of the Business of the Company as an independent contractor and consultant in accordance with the terms and conditions set forth in this Agreement.

     2.      Expenses.  The Company shall pay or reimburse Terex for (a)
             ---------
all out-of-pocket costs and expenses to provide its services hereunder
(b) all reasonable third party costs and expenses incurred on behalf of the Company and approved by the Company and SDC and (c) a pro rata portion of any costs and expenses incurred Terex with respect to providing such services, which portion shall be based on estimated reasonable allocations mutually determined by Terex and the Company.

     3.      Term.  (a)  The term (the "Term") of this Agreement shall
             -----
commence on January 1, 2003 and expire on December 31, 2003.

                    (b) Terex shall have the right to terminate this Agreement at any time during the Term upon 30 days prior written notice to the Company. The Company shall have the right to terminate this Agreement at any time during the Term upon 30 days prior written notice to Terex for any reason, provided that if the Company terminates pursuant to this Section 3 (b), the Modification and Amendment No. 1 To Loan Agreement Dated February 20, 2002 shall be null and void and the Loan Agreement shall revert to its original terms.

                    (c) If this Agreement is terminated, such termination shall be without any further liability or obligation of either party to the other, except as set forth in Section 5.

                    (d) Except as is required by applicable law, Tatra, SDC, SDC Prague and Terex agree that the Term of this Agreement shall be kept strictly confidential and shall not be disclosed to any person or entity with the prior written approval of Tatra, SDC, SDC Prague and Terex.

     4.      Activities of the Company Terex and Its Affiliates.  Terex
             ---------------------------------------------------
and its affiliates shall be entitled to and may have business interests and may engage in and supervise and manage business activities related to the activities of the Company and the Business, and nothing in this


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Agreement shall be deemed to preclude or prevent Terex or any affiliate of Terex from performing any duties or acting on its own behalf, on behalf of any of its affiliates or on behalf of any third parties including, without limitation, in connection with any business related to the activities of the Company and the Business. The Company shall not have any rights by virtue of this Agreement in any business interests or activity of Terex or any affiliate of Terex.

     5.      Indemnification; Relationship.  (a)  The relationship of the
             ------------------------------
Company and Terex shall be that of principal and agent. The Company is neither partner nor joint venturer with Terex, and nothing contained herein shall be construed to make them partners or joint venturers or to impose any liability as such on either of them. Terex shall assume no obligations or liabilities of the Company of any nature whatsoever, whether absolute, accrued contingent or otherwise, and Terex shall not assume or agree to discharge, and the Company shall be responsible for and shall fully pay and discharge, all of the liabilities and obligations of the Company.

          (b) The Company shall indemnify and hold harmless Terex and its officers, directors, agents, employees, controlling persons and affiliates for any and all losses, claims, demands, judgments and expenses (including reasonable attorneys' fees and disbursements) incurred by any of them due to or arising out of any act performed by them in connection with the Management of the Business, except for any act which constitutes willful misconduct or bad faith.

          (c) Terex shall not be responsible for any action of the Company in following or declining to follow any advice or recommendations of Terex; it shall be understood that the Company shall have the right in its sole discretion to decline to follow any advice or recommendation of Terex to the extent that the Company believes that following such advice or recommendation is reasonably likely to cause a default under the Loan Agreement or is otherwise inconsistent with the fiduciary obligations of the Company, its Supervisory Board or its Board of Directors to the shareholders of the Company. Terex and its shareholders, controlling persons, directors, officers, agents, employees and affiliates shall not be liable to the Company or others for any acts or omissions or for any error of judgment or mistake of fact or law, except by reason of acts constituting willful misconduct or bad faith. In no event shall Terex's entering into this Agreement or its actions pursuant hereto be construed to guarantee, directly or indirectly, the success or profitability of the Company or the Business.

          (d) Terex shall indemnify and hold harmless the Company, its officers, directors, agents, employees, controlling persons and affiliates for any and all losses, claims, demands, judgments and expenses (including reasonable attorneys' fees and disbursements) incurred by any of them due to or arising out of any act performed by Terex in connection with the Management of the Business which constitutes willful misconduct or bad faith.

          (e) Other than a default for any non-payment of the Loan provided for in the Tatra Loan Agreement Dated February 20, 2002, Terex shall have no right to enforce a default of that Loan unless this Management Consulting Agreement has been terminated by either the Company or Terex.


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     6.      Sale and Leaseback Transaction.  In consideration of the
             -------------------------------
Company retaining Terex to provide the management consulting services provided for in this Agreement, Terex agrees to consent to the proposed sale and leaseback by the Company of machinery and equipment with CAC Leasing in the amount of approximately US$1.3 million.

     7.      Assignment.  No party to this Agreement may assign its
             -----------
rights or obligations hereunder without the prior written consent of the other party hereto, except as otherwise provided in Section 1 hereof.

     8.      Confidential and Proprietary Information.  Terex, SDC and
             -----------------------------------------
the Company shall execute and deliver a Confidentiality Agreement in the form attached hereto as Exhibit "A" as a condition to the effectiveness of this Agreement.

     9.      Miscellaneous.  (a)  Any notice, report or other
             -------------
communication required or permitted to be given hereunder to any party shall be in writing and shall be deemed to have been given when delivered in person or deposited with an overnight courier service or in the United States mails by registered or certified mail, postage prepaid, return receipt requested, addressed to the address of such party set forth on the first page of this Agreement. Any party hereto may at any time give notice in writing to the other parties of any change of its address in accordance with the provisions of this
Section 9(a).

          (b) This Agreement shall be construed under and shall be governed by the internal laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

          (c) The failure of either party to insist upon a strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

          (d) If any portion of this Agreement shall be declared invalid for any reason whatsoever, this Agreement shall be construed as if such portion had not been inserted herein except when such construction would constitute a substantial deviation from the general intent and purpose of the parties as reflected in this Agreement.

          (e) This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings and writings and may not be amended, changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by their respective successors or assigns or otherwise as provided herein.

          (f) This Agreement shall be binding upon any successors or assigns of the parties hereto as herein provided.

          (g) This Agreement may be considered as executed in any number of counterparts, each of which shall be an original and which together shall constitute one and the same agreement.


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     IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the day and year first above written.

                                       TATRA a.s.



                                       By: /s/
                                          ------------------------------
                                          Name:
                                          Title:



                                       SDC INTERNATIONAL, INC.


                                       By: /s/
                                          ------------------------------
                                          Name:
                                          Title:



                                       SDC PRAGUE s.r.o.


                                       By: /s/
                                          ------------------------------
                                          Name:
                                          Title:



                                       TEREX CORPORATION


                                       By: /s/
                                          ------------------------------
                                          Name:
                                          Title:












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